Exhibit 99.1

Elevation Oncology Expands Pipeline through Exclusive Licensing of EO-3021 (SYSA1801), a Clinical Stage Anti-Claudin18.2 Antibody Drug Conjugate, From CSPC Pharmaceutical Group

•	Obtains exclusive worldwide rights (outside Greater China) to develop and commercialize EO-3021 (SYSA1801)
•	Expands pipeline to now include two clinical stage precision oncology candidates for patients with genomically defined solid tumors, including those with Claudin18.2 overexpression
•	Company expects to initiate a Phase 1 clinical trial in the U.S. evaluating EO-3021 (SYSA1801) in 2023
•	Management to host an investor conference call and webcast today at 5:00 p.m. ET

NEW YORK, NY July 28, 2022 – Elevation Oncology, Inc. (Nasdaq: ELEV), a clinical stage biopharmaceutical company focused on the development of precision oncology products for patients with genomically defined cancers, today announced that it has entered into an exclusive license agreement with CSPC Megalith Biopharmaceutical Co., Ltd, a subsidiary of CSPC Pharmaceutical Group Limited (CSPC; HKEX: 01093) to develop and commercialize EO-3021 (SYSA1801), a differentiated, clinical stage antibody drug conjugate (ADC) targeting Claudin18.2, in all global territories outside Greater China (mainland China, Hong Kong, Macau and Taiwan). SYSA1801 is currently being evaluated by CSPC in a Phase 1, dose-escalation clinical trial in China. Elevation Oncology expects to initiate a Phase 1 clinical trial evaluating EO-3021 in the U.S. in 2023.

“This licensing transaction represents successful, continued execution of our business development strategy and expands our clinical-stage pipeline,” said Shawn M. Leland, PharmD, RPh, Founder and Chief Executive Officer of Elevation Oncology. “We look forward to unlocking the potential of EO-3021 alongside our partner CSPC as we continue to build an industry-leading precision oncology company. EO-3021 is an exciting, differentiated ADC that has significant potential for the treatment of patients with solid tumors that express Claudin18.2, including those with genomically defined cancers. This transaction is a significant milestone for Elevation Oncology which further diversifies our company, expands our commercial potential and allows us to leverage our existing expertise in genomically defined cancers.”

Claudin18.2 is a protein expressed across several types of solid tumors including many gastrointestinal cancers such as gastric, gastroesophageal junction (GEJ), and pancreatic cancer. EO-3021 is an ADC containing monomethyl auristatin E (MMAE) payload, a potent anti-mitotic agent. MMAE has been clinically validated as an effective anti-tumor payload and is the cytotoxic component of four U.S. Food and Drug Administration-approved ADCs.

“Claudin18.2 is a clinically validated oncology target that has significant potential in multiple gastrointestinal cancers and several other solid tumors, and could be best addressed by utilizing a weaponized antibody like EO-3021,” said David Dornan, PhD, Chief Scientific Officer of Elevation Oncology. “High Claudin18.2 expression is associated particularly with gastrointestinal cancers, but can also frequently be found in lung, breast and liver cancer, representing an attractive commercial market opportunity. The targeting of Claudin18.2 with EO-3021 could have a transformative role in addressing the unmet medical need in patients whose tumors express Claudin18.2.”

Under the terms of the agreement, Elevation Oncology will develop and commercialize EO-3021 in all global territories outside of Greater China. In exchange, CSPC will receive a one-time, upfront payment of $27 million. CSPC will also be eligible to receive up to $148 million in potential development and regulatory milestone payments and up to $1.0 billion in potential commercial milestone payments plus royalties on net sales.

“This agreement with Elevation Oncology brings our innovative pipeline overseas with the potential to help patients battling cancer. We are delighted to partner with Elevation Oncology to realize the full global potential for SYSA1801 (EO-3021) in meeting the unmet medical needs in pancreatic and gastric cancer, as well as other types of cancers,” said Zhang Cuilong, Chief Executive Officer of CSPC. “Recognizing the value that Elevation Oncology has created in building an industry-leading operational platform for enrolling clinical trials in genomically defined patient populations, this partnership gives us confidence in the potential worldwide development of this program targeting Claudin18.2.”

Conference Call and Webcast Information

Elevation Oncology will host an investor conference call and webcast today, Thursday, July 28, 2022, at 5:00 p.m. ET to discuss the licensing transaction with CSPC. To access the live call, please dial 1-877-870-4263 (local) or 1-412-317-0790 (international) at least 10 minutes prior to the start time of the call and ask to be joined into the Elevation Oncology investor call. The live, listen-only webcast of the conference call can be accessed by visiting the "Events" page within the "Investors" section of Elevation Oncology’s website at www.elevationoncology.com. An archived replay of the webcast will be available on Elevation Oncology’s website approximately two hours after the event.

About EO-3021

EO-3021 (also known as SYSA1801) is a differentiated, clinical stage antibody drug conjugate that targets Claudin18.2. Claudins are a family of proteins acting to maintain the tight junction that controls the interchange of molecules between cells and are mainly found in gastric, pancreatic, and lung tissues.1 Claudin18.2 is a specific subtype that is expressed in only cancer cells of the gastric epithelia.1 When the gastric epithelial cells become malignant, the tight junctions become disrupted, exposing the Claudin18.2 epitopes and allowing them to be targeted by anti-cancer agents.1 An Investigational New Drug application for EO-3021 has been cleared with the U.S. Food and Drug Administration.

About Elevation Oncology, Inc.

Elevation Oncology is founded on the belief that every patient living with cancer deserves to know what is driving the growth of their disease and have access to therapeutics that can stop it. We aim to make genomic tests actionable by selectively developing drugs to inhibit the specific alterations that have been identified as drivers of tumor growth. Together with our peers, we work towards a future in which each tumor's unique genomic test result can be matched with a purpose-built precision medicine to enable an individualized treatment plan for each patient. Our most advanced candidate, seribantumab, is intended to inhibit tumor growth driven by NRG1 fusions and is currently being evaluated in the Phase 2 CRESTONE study for patients with solid tumors of any origin that have an NRG1 gene fusion. Details on CRESTONE are available at www.NRG1fusion.com. The Company’s other product candidate, EO-3021, is a differentiated, clinical stage antibody drug conjugate that targets Claudin18.2 and is currently being developed for the treatment of genomically defined solid tumors. For more information, visit www.ElevationOncology.com.

About CSPC Pharmaceutical Group Limited

CSPC is a leading pharmaceutical conglomerate in China with strong capabilities in research and development, manufacturing, and marketing of innovative drugs. The Company was listed on the Hong Kong Stock Exchange (stock code: HK1093) in 1994 and became a constituent stock of the Hang Sang Index in 2018. Currently, it is also a constituent stock of Hang Seng Composite Index, Hang Seng Healthcare Index, Hang Seng Mainland Healthcare Index, Hang Seng Stock Connect Index, Hang Seng (Hong Kong-listed) 100 Index and Hang Seng China Enterprise Index. CPSC has more than 24,000 employees. CSPC has a national top research and development team with research and development bases in Shijiazhuang, Shanghai, Beijing, and the United States, focusing on the discovery, research and development of small molecule targeted drugs, nanodrugs, monoclonal antibody drugs, bispecific antibody drugs, antibody-drug conjugates, mRNA vaccines, small nucleic acid drugs and biological drugs in the immune field. For more information, please visit its website at http://www.e-cspc.com

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, expectations relating to Elevation Oncology’s licensing transaction with CSPC, Elevation Oncology’s anticipated preclinical and clinical development activities, potential benefits of Elevation Oncology’s product candidates, potential market opportunities for Elevation Oncology’s product candidates and the ability of Elevation Oncology’s product candidates to treat their targeted indications. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These forward-looking statements may be accompanied by such words as "aim," "anticipate," "believe," "could," "estimate," "expect," "forecast," "goal," "intend," "may," "might," "plan," "potential," "possible," "will," "would," and other words and terms of similar meaning.  Although Elevation Oncology believes that the expectations reflected in such forward-looking statements are reasonable, Elevation Oncology cannot guarantee future events, results, actions, levels of activity, performance or achievements, and the timing and results of biotechnology development and potential regulatory approval is inherently uncertain. Forward-looking statements are subject to risks and uncertainties that may cause Elevation Oncology’s actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties related to Elevation Oncology’s ability to advance its product candidates, the timing and results of preclinical studies and clinical trials, approvals and commercialization of product candidates, the receipt and timing of potential regulatory designations, the impact of the COVID-19 pandemic on Elevation Oncology’s business, Elevation Oncology’s ability to fund development activities and achieve development goals, Elevation Oncology’s ability to protect intellectual property, Elevation Oncology’s ability to establish and maintain collaborations with third parties and other risks and uncertainties described under the heading "Risk Factors" in documents Elevation Oncology files from time to time with the U.S. Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release, and Elevation Oncology undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

References

[1]	Zhang, et al. Evaluation and reflection on claudin 18.2 targeting therapy in advanced gastric cancer. Chin J Cancer Res. 2020 Apr; 32(2): 263–270.

Elevation Oncology Investor and Media Contact

Candice Masse, 978-879-7273

Senior Director, Corporate Communications & Investor Relations

cmasse@elevationoncology.com